Exhibit 23.3




                               CONSENT OF COUNSEL


                  The undersigned hereby consents to the use of our name and the statement with respect to us appearing under the heading "Experts" in Amendment No. 4 to the Form SB-2 Registration Statement.




/s/Pennie & Edmonds
----------------------
PENNIE & EDMONDS

New York, New York
October 24, 1996